Exhibit 99.1

FREESCALE SEMICONDUCTOR, INC.

OFFER FOR ALL OUTSTANDING

SENIOR FLOATING RATE NOTES DUE 2014 (CUSIP NO. 35687MAG2)

IN EXCHANGE FOR

SENIOR FLOATING RATE NOTES DUE 2014

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

OFFER FOR ALL OUTSTANDING

9-1/8%/9-7/8% SENIOR PIK-ELECTION NOTES DUE 2014 (CUSIP NO. 35687MAJ2)

IN EXCHANGE FOR

9-1/8%/9-7/8% SENIOR PIK-ELECTION NOTES DUE 2014

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

OFFER FOR ALL OUTSTANDING

8-7/8% SENIOR FIXED RATE NOTES DUE 2014 (CUSIP NO. 35687MAL1)

IN EXCHANGE FOR

8-7/8% SENIOR FIXED RATE NOTES DUE 2014

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

OFFER FOR ALL OUTSTANDING

10-1/8% SENIOR SUBORDINATED NOTES DUE 2016 (CUSIP NO. 35687MAN7)

IN EXCHANGE FOR

10-1/8% SENIOR SUBORDINATED NOTES DUE 2016

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

To Our Clients:

Enclosed for your consideration is a Prospectus, dated March      , 2007 (the “Prospectus”), relating to the offer (the “Exchange Offer”) of Freescale Semiconductor, Inc. (the “Company”) to exchange their Senior Floating Rate Notes Due 2014, 9 1/8%/9 7/8% Senior PIK-Election Notes Due 2014, 8 7/8% Senior Fixed Rate Notes Due 2014 and 10 1/8% Senior Subordinated Notes Due 2016, which have been registered under the Securities Act of 1933, as amended, for their outstanding Senior Floating Rate Notes Due 2014, 9 1/8%/9 7/8% Senior PIK-Election Notes Due 2014, 8 7/8% Senior Fixed Rate Notes Due 2014, 10 1/8% Senior Subordinated Notes Due 2016 (collectively, the “Original Notes”), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated December 1, 2006, by and between the Company and the initial purchaser referred to therein.

This material is being forwarded to you as the beneficial owner of the Original Notes held by us for your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus. You may only tender your Original Notes by book-entry transfer of the Original Notes into the exchange agent’s account at The Depository Trust Company.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on         , 2007, unless extended by the Company. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Original Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3. Any transfer taxes incident to the transfer of Original Notes from the holder to the Company will be paid by the Company.

4. The Exchange Offer expires at 5:00 p.m., New York City time, on         , 2007 unless extended by the Company.

If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Freescale Semiconductor, Inc. with respect to their Original Notes.

This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus.

☐	Please tender the Original Notes held by you for my account as indicated below:

Senior Floating Rate Notes Due 2014

$

(Aggregate Principal Amount of Original Notes)

9 1/8%/9 7/8% Senior PIK-Election Notes Due 2014

$

(Aggregate Principal Amount of Original Notes)

8 7/8% Senior Fixed Rate Notes Due 2014

$

(Aggregate Principal Amount of Original Notes)

10 1/8% Senior Subordinated Notes Due 2016

$

(Aggregate Principal Amount of Original Notes)

☐	Please do not tender any Original Notes held by you for my account.

Dated:                     , 2007

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.

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